ICONIX BRAND GROUP, INC.

RESTRICTED STOCK AGREEMENT

To:	Andrew Tarshis
185 Pinewood Road
Stamford, Connecticut 06903 Date of Award: September 22, 2006

You are hereby awarded, effective as of the date hereof, 18,461 shares (the “Shares”) of common stock, $.001 par value (“Common Stock”), of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), subject to certain restrictions specified below in Restrictions and Forfeiture. (While subject to the Restrictions, this Agreement refers to the Shares as “Restricted Shares”.)

During the period commencing on the Award Date and terminating on the third anniversary of the date hereof (the “Restricted Period”), except as otherwise provided herein, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered and are subject to forfeiture (the “Restrictions”).

Except as set forth below, the Restricted Period with respect to the Shares will lapse in accordance with the vesting schedule set forth below (the “Vesting Schedule”). Subject to the restrictions set forth in the Plan, the Administrator (as defined in the Plan) shall have the authority, in its discretion, to accelerate the time at which any or all of the Restrictions shall lapse with respect to any Shares subject thereto, or to remove any or all of such Restrictions, whenever the Administrator may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the Restricted Shares:

Restrictions and Forfeiture
You may not sell, assign, pledge, encumber, or otherwise transfer any interest in the Restricted Shares until the dates set forth in the Vesting Schedule, at which point the Restricted Shares will be referred to as “Vested.”

If your employment is terminated by the Company for Cause or by you without Good Reason (as such terms are defined in your Employment Agreement with the Company (the “Employment Agreement”)), the Company will have the right to reacquire your unvested Restricted Shares at the lower of (a) your original purchase price, if any, for such Shares, or (b) the fair market value of the Shares on your date of termination. If there was no purchase price, your unvested Restricted Shares will be forfeited.

Vesting Schedule
Assuming you provide Continuous Service (as defined in the Plan) as an Employee (as defined in the Plan) of the Company or an Affiliate of the Company, all Restrictions will lapse on the Restricted Shares on the Vesting date or Vesting dates set forth in the schedule below for the applicable grant of Restricted Shares and they will become Vested.

Vesting Schedule
Vesting Date	Number of Restricted Shares that Vest
First Anniversary of Date of Award	33 1/3% of Restricted Shares
Second Anniversary of Date of Award	33 1/3% of Restricted Shares
Third Anniversary of Date of Award	33 1/3% of Restricted Shares

Change in Control
In the event of a Change in Control (as defined in the Plan), if within twelve (12) months after the Change in Control, your employment is terminated by the Company without Cause or by you for Good Reason (as such terms are defined in the Employment Agreement), all of the Restricted Shares shall thereupon become fully vested.

Continuous Service
“Continuous Service,” as used herein, means the absence of any interruption or termination of your service as an Employee (as defined in the Plan) of the Company or any Affiliate (other than a termination by the Company without Cause or a termination by you for Good Reason). If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or any then Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate of the Company, or vice versa, or from one Company Affiliate to another Company Affiliate.

Share Certificates
The Company will issue a certificate (or certificates) in your name with respect to the Shares, and will hold such certificate (or certificates) on deposit for your account until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificate (or certificates) will contain the following restrictive legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2006 Equity Incentive Plan of the Company, copies of which are on file in the office of the Secretary of the Company.”

Additional Conditions to Issuance of Stock Certificates	You will not receive the certificates representing the Restricted Shares unless and until the Company has received a stock power or stock powers in favor of the Company executed by you.
Cash Dividends
Cash dividends, if any, paid on the Restricted Shares shall be held by the Company for your account and paid to you upon the expiration of the Restricted Period, except as otherwise determined by the Administrator. All such withheld dividends shall not earn interest, except as otherwise determined by the Administrator.You will not receive withheld cash dividends on any Restricted Shares which are forfeited and all such cash dividends shall be forfeited along with the Restricted Shares which are forfeited.

Tax Withholding
Unless you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pay taxes in accordance with that election, you will be taxed on the Shares as they become Vested and must arrange to pay the taxes on this income. If the Administrator so determines, arrangements for paying the taxes may include your surrendering Shares that otherwise would be released to you upon becoming Vested or your surrendering Shares you already own. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

The Company shall have the right to withhold from your compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require you to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company may withhold from any cash dividends paid on the Restricted Shares an amount sufficient to cover taxes owed as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Administrator, subject to applicable federal, state, local and foreign laws. The Company shall have a lien and security interest in the Shares and any accumulated dividends to secure your obligations hereunder.

Tax Representations
You hereby represent and warrant to the Company as follows:

(a) You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its Employees or agents.

(b) You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Code taxes (as ordinary income) the fair market value of the Shares as of the date any “restrictions” on the Shares lapse. To the extent that an award hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), with respect to officers, directors and 10% shareholders subject to Section 16 of the 1934 Act, a “restriction” on the Shares includes for these purposes the period after the award of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, you understand that you may elect to be taxed at the time the Shares are awarded rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of the award.

YOU HEREBY ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION AVAILABLE TO YOU UNDER SECTION 83(B) OF THE CODE, EVEN IF YOU REQUEST THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON YOUR BEHALF.

Securities Law Representations
The following two paragraphs shall be applicable if, on the date of issuance of the Restricted Shares, no registration statement and current prospectus under the Securities Act of 1933, as amended (the “1933 Act”), covers the Shares, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

(a) You hereby agree, warrant and represent that you will acquire the Shares to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of such Shares to be issued hereunder without an effective registration statement under the 1933 Act, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You agree to execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

(b) The certificates for Shares to be issued to you hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

Stock Dividend, Stock Split and Similar Capital Changes
In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith. Any shares of Common Stock or other securities received, as a result of the foregoing, by you with respect to the Restricted Shares shall be subject to the same restrictions as the Restricted Shares, the certificate or other instruments evidencing such shares of Common Stock or other securities shall be legended and deposited with the Company as provided above with respect to the Restricted Shares, and any cash dividends received with respect to such shares of Common Stock or other securities shall be accumulated as provided above with respect to the Restricted Shares.

Non-Transferability	Restricted Shares are not transferable.

No Effect on Employment
Except as otherwise provided in the Employment Agreement, nothing herein shall modify your status as an at-will employee of the Company or any of its Affiliates. Further, nothing herein guarantees you employment for any specified period of time. This means that, except as provided in the Employment Agreement, either you or the Company or any of its Affiliates may terminate your employment at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your employment or the Company or any of its Affiliates may terminate your employment prior to the date on which your Shares become vested.

No Effect on Corporate Authority
You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preferences ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Arbitration
Any dispute or disagreement between you and the Company with respect to any portion of this Agreement (excluding Attachment A hereto) or its validity, construction, meaning, performance or your rights hereunder shall, unless the Company in its sole discretion determines otherwise, be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

Notices
Any notice you give to the Company must be in writing and either hand-delivered or mailed to the office of the Chief Executive Officer of the Company. If mailed, it should be addressed to the Chief Executive Officer of the Company at its then main headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

Agreement Subject to Plan; Entire Agreement
This Agreement shall be subject to the terms of the Plan in effect on the date hereof, which terms are hereby incorporated herein by reference and made a part hereof. This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company.

Conflicting Terms	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan in effect on the date hereof, the terms of the Plan will control.
Attachment A	In consideration of the award to you of Restricted Shares, you hereby agree to the confidentiality and non-interference provisions set forth in Attachment A hereto.

Please sign the copy of this Restricted Stock Agreement and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions, including Attachment A hereto.

ICONIX BRAND GROUP, INC.

/s/ Neil Cole

ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of the Restricted Stock Agreement, including Attachment A hereto. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of the Restricted Stock Agreement, including Attachment A hereto. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Restricted Stock Agreement. I accept this Restricted Stock Agreement in full satisfaction of any previous written or oral promise made to me by the Company or any of its Affiliates with respect to option or stock grants.

Date: 9/22/06	/s/ Andrew Tarshis
ANDREW TARSHIS

Attachment A to Restricted Stock Agreement

Confidentiality and Non-Interference.

(a) You covenant and agree that, in consideration of the award to you of Restricted Shares, you will not, during your employment with the Company or at any time thereafter, except with the express prior written consent of the Company or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any individual or entity, or use for the benefit of any individual or entity, any knowledge or information with respect to the conduct or details of the Company’s business which you, acting reasonably, believe or should believe to be of a confidential nature and the disclosure of which not to be in the Company’s interest.

(b) You covenant and agree that, in consideration of the award to you of Restricted Shares, you will not, during your employment with the Company, except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, member, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any individual or entity to engage in any act or action which you, acting reasonably, believe or should believe would be harmful or inimical to the interests of the Company.

(c) You covenant and agree that, in consideration of the award to you of Restricted Shares, you will not, for a period of two years after your employment with the Company ceases for any reason whatsoever (whether voluntary or not), except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, member, consultant, agent, director, officer, shareholder or in any other capacity, for your own account or for the benefit of any individual or entity, (i) solicit any customer of the Company for business which would result in such customer terminating their relationship with the Company; or (ii) solicit or induce any individual or entity which is an employee of the Company to leave the Company or to otherwise terminate their relationship with the Company.

(d) The parties agree that any breach by you of any of the covenants or agreements contained in this Attachment A will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining you and/or any other individual or entity involved therein from continuing such breach. The existence of any claim or cause of action which you may have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of such covenants. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this Attachment A, or if such covenants or agreements are otherwise the subject of litigation between the parties, and the Company prevails in such enforcement or litigation, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

(e) If any portion of the covenants or agreements contained in this Attachment A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Attachment A is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

(f) For purposes of this Attachment A, the term “the Company” shall include the Company, any successor to the Company and all present and future direct and indirect subsidiaries and affiliates of the Company.